Exhibit 99.1

CONSENT TO BE NAMED

Pursuant to Rule 438 under the Securities Act of 1933, as amended (the “Securities Act”), in connection with the Registration Statement on Form S-1 (the “Registration Statement”) of Enovation Controls, Inc., a Delaware corporation (the “Company”), relating to the initial public offering of Class A common stock, par value $0.00001 per share, of the Company, the undersigned hereby consents: (i) to being named and described as a person who will become a director of the Company in (a) the Registration Statement and any amendment thereto, (b) any prospectus included in or forming a part of the Registration Statement or any amendment thereto and any related filing made pursuant to Rule 424(b) under the Securities Act, and (c) any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act; and (ii) to the filing of this consent with, or attachment of this consent to, the Registration Statement and any amendment thereto and any registration statement filed pursuant to Rule 462(b) under the Securities Act.

IN WITNESS WHEREOF, the undersigned has executed this consent as of the 16th day of September, 2014.

/s/ Brian L. Cantrell Brian L. Cantrell